Exhibit 10.5

PROMISSORY NOTE

$9,500,000	Westminster, Colorado
April 1, 2011

For value received, the undersigned, Arete Industries, Inc. ("Debtor"), of 7260 Osceola Street, Westminster, CO 80030, hereby promises to pay to the order Tucker Family Investments, LLLP, a Colorado limited liability limited partnership (“Tucker”); DNR Oil & Gas, Inc., a Colorado corporation (“DNR”); and Tindall Operating Company, a Colorado corporation (“Tindall”), 12741 E. Caley, Unit 142, Englewood, Colorado 80111 on or before the 1st day of July, 2011 ("Maturity Date"), the principal sum of Nine Million Five Hundred Thousand ($9,500,000) Dollars, with interest of $79,166.67, payable monthly, at the rate of 10.00% per annum.

Principal and Interest This Promissory Note (“Note”) shall be paid in 1 payment of principal of $9,500,000, due on July 1, 2011 and monthly interest payments of $79,166.67 due on the 28th day of each month.

Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds.

Prepayment .Debtor shall have the privilege of prepaying without penalty all or any part of this Note, at any time that includes the full interest payment.

Default and Acceleration.  Upon the occurrence of a Default as defined in the Security Agreement, at the option of the Holder hereof, (i) the entire outstanding principal balance and all accrued but unpaid interest shall become immediately due and payable upon written notice to Borrower, (ii) the Holder may fully enforce its rights in the Collateral given to secure the payment of this Note, and (iii) the Holder may pursue all other rights and remedies available under this Note, any instrument securing payment of this Note, or by law. If any installment of principle hereunder is not paid, the entire unpaid amount together with interest shall become due and payable immediately at the election of the Holder. Upon default of any of the obligation set forth in this agreement, each maker and endorser authorizes and empowers any attorney, Justice of the peace, or Clerk of the Court of Records in any jurisdictions in which the makers and endorsers reside, work or own property in the State of Wyoming, or any other jurisdiction, to enter judgment by confession against such makers and endorsers, jointly and severally, in favor of Tucker, DNR, and Tindall or its assigns, for the full amount due plus costs of collection, including without limitation court costs and reasonable attorney’s fees. Each maker and endorser expressly waives any summons or other process, consents to immediate execution of said judgment, expressly waives benefit of all exemption laws and presentment, demand, protest, and notice of maturity, and/or protest, and also waives benefit of any other requirements necessary to hold each of them liable as makers and endorsers.

If any one or more of the words or terms of this Note shall be held to be indefinite, invalid, illegal or otherwise unenforceable, in whole or in part, for any reason, by any court of competent jurisdiction, the remainder of this Note shall continue in full force and effect and shall be construed as if such indefinite, invalid, illegal or unenforceable words or terms had not been contained herein.

Default Rate of Interest.  Upon the occurrence of a Default, Borrower promises to pay interest on the outstanding principal balance of this Note at a simple rate of interest equal to eighteen percent (18%) per annum (“Default Rate”).

Early Discharge. Upon full payment of the outstanding principal balance and all accrued but unpaid interest, this Note shall be fully discharged, cancelled and surrendered to Borrower.

Remedies Cumulative.  The rights or remedies of the Holder as provided in this Note and any instrument securing payment of this Note shall be cumulative and concurrent and may be pursued at the sole discretion of the Holder singly, successively, or together against Borrower and/or the Collateral described in the Security Agreement.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such rights or remedies or the right to exercise them at any later time.

Forbearance.  Any forbearance of the Holder in exercising any right or remedy hereunder or under the Security Agreement, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy.  The acceptance by the Holder of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the Holder’s right to require prompt payment when due of all other sums payable hereunder.

Application of Payments.  All payments made on this Note shall be applied first to payment of accrued but unpaid interest and the remainder of all such payments shall be applied to the reduction of the outstanding principal balance on this Note.

Usury.  In the event the interest provisions hereof, any exactions provided for herein or in the Security Agreement or any other instrument securing this Note, shall result, in an effective rate of interest which, exceeds the limit of the usury or any other applicable law, all sums in excess of those lawfully collectible as interest for the period in question shall, without further agreement or notice between or by any party hereto, be applied upon the outstanding principal balance of this Note immediately upon receipt of such moneys by the Holder, and any such amount in excess of such outstanding principal balance shall be immediately returned to Borrower.

Note and Security Agreement.  The Borrower is executing this Note in connection with a Security Agreement between Borrower and Tucker, DNR, and Tindall of even date herewith (Security Agreement”) and this Note is secured by the Collateral described in the Security Agreement.  In the event of any conflict between any provision of the Security Agreement and any provisions of this Note, the provision of the Security Agreement shall control.

Jurisdiction.  This Note is to be governed according to the laws of the State of Colorado, without giving effect to conflict of law principles.

Binding Effect.  This Note shall be binding upon Borrower, and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

Notice.  All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Security Agreement for the giving of notices.

Attorneys’ Fees.  Borrower further promises to pay all reasonable attorneys’ fees incurred by the Holder in connection with any Default hereunder and in any proceeding brought to enforce any of the provisions of this Note.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note effective as of the day and year first above written.

BORROWER:

ARETE INDUSTRIES, INC..

By:      /s/ Donald W Prosser
Name: Donald W Prosser
Title:    CEO

SECURITY AGREEMENT

THIS AGREEMENT is entered into effective as of April 1, 2011, by and between Tucker Family Investments, LLLP, a Colorado limited liability limited partnership (“Tucker”); DNR Oil & Gas, Inc., a Colorado corporation (“DNR”); and Tindall Operating Company, a Colorado corporation (“Tindall”), and ARETE INDUSTRIES INC., a Colorado corporation (“Borrower”).

RECITALS

WHEREAS, Tucker, DNR, and Tindall desires to provide to Borrower, and Borrower desires to obtain from Tucker, DNR, and Tindall, a loan in the amount of Nine Million Five Hundred Thousand and 00/100 Dollars ($9,500,000.00) (the “Note”), on certain terms and conditions as set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Commitment. Subject to and in accordance with the provisions of this Agreement, Tucker, DNR, and Tindall agrees to make a disbursement under the a Note, and Borrower may borrow, in the manner and upon the terms and conditions expressed in this Agreement, amounts that shall not exceed in the aggregate, at any one time outstanding, Nine Million Five Hundred Thousand and 00/100 Dollars ($9,500,000.00) (the “Commitment Amount”). The Note shall bear interest on the outstanding principal balance at a simple annual rate of Ten percent (10.0%), which interest shall be payable at a minim of one month of interest ($79,166.67), paid with the note pay-off.  If not sooner paid, all outstanding principal, accrued but unpaid interest and other outstanding sums due under this Agreement shall be paid in full on July 1, 2011 (the “Maturity Date”).

2. The Note.  Borrower’s obligation to pay the principal of and interest on the Note shall be evidenced by a Promissory Note (the “Note”), substantially in the form attached hereto, which shall (i) be duly executed and delivered by Borrower, (ii) be dated as of the date hereof, (iii) be in the stated principal amount of the Note, (iv) mature on the Maturity Date, (v) bear interest as provided in the Note, and (vi) be governed by this Agreement.

3. a) Collateral.  In consideration of the Note, upon execution of this Agreement, Borrower will grant to Tucker, DNR, and Tindall a security interest in all of the assets included in the Purchase and Sale Agreement (this “Agreement”), dated May 25, 2011, is by and among Tucker Family Investments, LLLP, a Colorado limited liability limited partnership (“Tucker”); DNR Oil & Gas, Inc., a Colorado corporation (“DNR”); and Tindall Operating Company, a Colorado corporation (“Tindall”) whose collective address is 12741 E. Caley, Unit 142, Englewood, Colorado 80111.

4. Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

a. The non-payment of any interest due and owing to Tucker, DNR, and Tindall under the Note and such failure to make payment shall continue for a period of seven (7) days or longer from the due date.

b. Violation by Borrower of any covenant or obligation contained in this Agreement or the Note, or breach of any representation or warranty contained herein or in the Note; or

c. Borrower  (i) admits in writing its inability to pay its debts as they become due; (ii) files a petition under any chapter of the Federal Bankruptcy Code or similar law, state or federal, not or hereafter existing; or (iii) is adjudged a bankrupt or insolvent.

Upon occurrence of an Event of Default, Tucker, DNR, and Tindall shall notify Borrower in writing.  If the Event of Default is not cured within ten business (10) days after the giving of such notice of default, Borrower shall be deemed to be in default under this Agreement (a “Default”).

5. Default Rate; Late Charges; Acceleration.  Upon Default, Tucker, DNR, and Tindall shall have the right to collect interest on the outstanding principal balance on the Note at a rate of Eighteen percent (18%) per annum to start after July 1, 2011. (“Default Rate”).

6. Enforcement of Collateral.  In addition to any other remedies which Tucker, DNR, and Tindall has hereunder or by law, upon Default, Tucker, DNR, and Tindall shall have the right to enforce its rights in the Collateral by giving notice of the Default to Borrower and foreclosing on the Collateral. If any installment of principle hereunder is not paid, the entire unpaid amount together with interest shall become due and payable immediately at the election of the Holder. Upon default of any of the obligation set forth in this agreement, each maker and endorser authorizes and empowers any attorney, Justice of the peace, or Clerk of the Court of Records in any jurisdictions in which the makers and endorsers reside, work or own property in the State of Wyoming, or any other jurisdiction, to enter judgment by confession against such makers and endorsers, jointly and severally, in favor of Tucker, DNR, and Tindall or its assigns, for the full amount due plus costs of collection, including without limitation court costs and reasonable attorney’s fees. Each maker and endorser expressly waives any summons or other process, consents to immediate execution of said judgment, expressly waives benefit of all exemption laws and presentment, demand, protest, and notice of maturity, and/or protest, and also waives benefit of any other requirements necessary to hold each of them liable as makers and endorsers.

If any one or more of the words or terms of this Note shall be held to be indefinite, invalid, illegal or otherwise unenforceable, in whole or in part, for any reason, by any court of competent jurisdiction, the remainder of this Note shall continue in full force and effect and shall be construed as if such indefinite, invalid, illegal or unenforceable words or terms had not been contained herein.

7. Cumulative Remedies.  All remedies of Tucker, DNR, and Tindall provided for herein are cumulative and shall be in addition to all other rights and remedies provided by law.  The exercise of any right or remedy by Tucker, DNR, and Tindall hereunder shall not in any way constitute a cure or waiver of default hereunder or invalidate any act done pursuant to any notice of default, or prejudice Tucker, DNR, and Tindall in the exercise of any of its rights hereunder unless, in the exercise of its rights, Tucker, DNR, and Tindall _ realizes all amounts owed to it under the Note.

8. Payment and Renewal of the Note; Collateral.  Borrower shall have the right to prepay the Note, in whole or in part, in accordance with the terms of the Note.  Upon full payment of all amounts due and owing under the Note, and Borrower giving written notice to Tucker, DNR, and Tindall. In the event of a full prepayment of all amounts due and owing under the Note, Borrower shall have the right before the Maturity Date to renew the Note upon at least seven (7) business days’ advance written notice Tucker, DNR, and Tindall; provided, however, that prior to such renewal Borrower shall deliver to Tucker, DNR, and Tindall the Collateral which is acceptable to Tucker, DNR, and Tindall.

9. Representations and Warranties of the Borrower. Borrower hereby represents and warrants as follows:

a. Organization; Authority to Enter into Agreement. Borrower is a corporation, duly formed and validly in existence and in good standing under the laws of the State of Colorado.  Borrower has full power and authority to enter into this Agreement and to execute and to carry out the provisions of this Agreement.

b. No Consents.  The execution, delivery and performance by Borrower of this Agreement does not require consent, approval, authorization or license of any governmental authority or a third party.

10. Restrictions on Sale or Further Encumbrance. Borrower agrees not to sell, assign, exchange, or further encumber the Collateral without prior written consent of Tucker, DNR, and Tindall, which consent shall not be unreasonably withheld.

11. Expenses, Fees and Costs. In the event of any litigation between the parties to declare or enforce any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, in addition to any other recovery and costs, reasonable expenses, attorney’s fees, and costs associated with such litigation, in both the trial and in all appellate courts.

12. Waiver. No waiver by Tucker, DNR, and Tindall of any default shall operate as a waiver of any other default or of the same default on a future occasion.

13. Assignment. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and assigns; provided, however, that the parties may not assign their rights or delegate their duties and obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld.

14. Notices. Any notice required or permitted to be given hereunder shall be in writing and will be deemed received (a) on the date of receipted delivery by a courier service or (b) on the fifth business day after mailing, by registered or certified United States mail, postage prepaid, to the appropriate party at its address set forth below:

To Note Holders:

R. Lee Tucker, Limited Partner
Tucker Family Investments, LLLP
12741 E. Caley, Unit 142
Englewood, CO 80111
Attn:          R. Lee Tucker
Fax:          303-850-0175

DNR Oil & Gas Inc.
12741 E. Caley, Unit 142
Englewood, CO 80111
Attn:          Charles B. Davis, President
Fax:          303-825-2968

Tindall Operating Company
12741 E. Caley, Unit 142
Englewood, CO 80111
Attn:          R. Lee Tucker, President
Fax:          303-850-0175

To Borrower:

Arête Industries, Inc.
7260 Osceola Street
Westminster, CO 80030
Attn.: Donald W. Prosser
Fax: 303-429-9664.

15. Amendments.  No amendment, modification or termination of any provisions of this Agreement shall in any event be effective unless the same shall be in writing and signed by all parties hereto.

16. Survival of Representations and Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and continue in full force and effect until the obligations of Borrower hereunder evidenced by the Note have been fully paid and satisfied.

17. Entire Agreement; Severability.  This Agreement, together will all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings.  In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and as severed and/or modified, this Agreement shall remain in full force and effect.

18. Governing Law; Jurisdiction and Venue. This Agreement and other documents delivered pursuant hereto and the legal relations between the parties shall be governed and construed in accordance with the law of the State of Colorado.  Any dispute or litigation with respect to the representations, warranties, terms and conditions of this Agreement, or any other matter between the parties, shall be litigated in the Colorado District Court in and for the City and County of Denver, Colorado and the parties hereby expressly consent to the exclusive jurisdiction and venue in said Colorado District Court.

19. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

ARETE INDUSTRIES, INC.
By:	/s/ Donald W Prosser
Name:	Donald W Prosser
Title:	CEO
Date:	April 1, 2011